UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020

HISTOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 526-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HSTO	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2020, Histogen Inc. (the “Company”) entered into a Collaborative Development and Commercialization Agreement (the “Collaboration Agreement”) with Amerimmune LLC (“Amerimmune”), pursuant to which the Company agreed to jointly develop emricasan, an orally active pan-caspase inhibitor, for the potential treatment of COVID-19 in mild COVID-19 patients. The Company retained rights to emricasan in conjunction with the close of the Merger (as defined below) and has been evaluating alternatives to create opportunities for increasing shareholder value from the legacy asset.

As previously disclosed, on May 26, 2020, the Company acquired Histogen Therapeutics, Inc. (formerly known as Histogen Inc.) through its merger with a wholly owned subsidiary of the Company, with Histogen Therapeutics surviving as our wholly-owned subsidiary. As part of that transaction, the Company changed its name to Histogen Inc. (the “Merger”).

The Company filed and received approval for an Investigational New Drug (“IND”) from the United States Food and Drug Administration (“FDA”) to initiate a Phase 1 study of emricasan in mild-Covid-19 patients to assess safety and tolerability. Under the Collaboration Agreement, Amerimmune, at its expense and in collaboration with the Company, shall use commercially reasonable efforts to lead develop activities and conducting clinical trials for emricasan. Amerimmune is pursuing non-dilutive funding in order to support the clinical program and anticipates initiating the Phase 1 study as early as the end of 2020. The Company has agreed to provide reasonable quantities of emricasan for the clinical trials and believes its current supply of emricasan is sufficient to support clinical trials through any Phase 2 study. Until such time as a potential strategic partner assumes responsibility, the Company, in collaboration with Amerimmune, shall be responsible for and shall control all regulatory interactions relating to emricasan. The parties shall establish a joint development committee to oversee the development of emricasan and a joint partnering committee to oversee commercialization activities for emricasan. Each party shall retain ownership of their existing intellectual property and responsibility for ongoing prosecution and maintenance costs.

In addition, the Company granted Amerimmune an exclusive option to commercialize emricasan under certain conditions for the sole purpose of supporting future third-party partnering transactions. Should any such partnering transaction emerge, the Company and Amerimmune shall equally share the profits.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, which is filed as Exhibits 10.1 and incorporated herein by reference.

The Company’s press release announcing the Collaboration Agreement with Amerimmune is attached hereto as Exhibit 99.1 to this Current Report. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

On October 27, 2020, the Company issued a press release announcing the transaction with Amerimmune. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Collaborative Development and Commercialization Agreement, dated as of October 26, 2020, by and between the Company and Amerimmune LLC

99.1	Press Release, dated October 27, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGEN INC.

Date: October 27, 2020	/s/ Richard W. Pascoe
Richard W. Pascoe
President and Chief Executive Officer

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